Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Bluejay Diagnostics, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated June 30, 2021, relating to the financial statements of Bluejay Diagnostics, Inc., appearing in the Prospectus, which is incorporated by reference in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

November 9, 2021